Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FOURTH QUARTER

AND YEAR END 2023 FINANCIAL RESULTS

Frisco, Texas (February 26, 2024) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the fourth quarter and year ended December 31, 2023.

Fourth Quarter 2023 Highlights:

•	Net Service Revenues Grow 11.9% to $276.4 Million

•	Net Income of $19.6 Million, or $1.20 per Diluted Share

•	Adjusted Net Income per Diluted Share Increases 18.9% year-over-year to $1.32

•	Adjusted EBITDA Increases 21.3% year-over-year to $34.3 Million

•	Cash Flow from Operations of $30.0 Million

Overview

Net service revenues were $276.4 million for the fourth quarter of 2023, an 11.9% increase compared with $247.1 million for the fourth quarter of 2022. Net income was $19.6 million for the fourth quarter of 2023, compared with $14.8 million for the fourth quarter of 2022, while net income per diluted share was $1.20 compared with $0.91 for the same period a year ago. Adjusted EBITDA increased 21.3% to $34.3 million for the fourth quarter of 2023 from $28.2 million for the fourth quarter of 2022. Adjusted net income was $21.6 million for the fourth quarter of 2023 compared with $18.1 million for the prior-year period, while adjusted net income per diluted share was $1.32 compared with $1.11 for the fourth quarter of 2022. Adjusted net income per diluted share for the fourth quarter of 2023 excludes the positive impact of retroactive collective bargaining negotiations of $(0.07), acquisition expenses of $0.07 and stock-based compensation expense of $0.12 (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For 2023, net service revenues increased 11.3% to $1.06 billion from $951.1 million for the prior-year period. Net income was $62.5 million for 2023 compared with $46.0 million for 2022, and net income per diluted share was $3.83 compared with $2.84 per diluted share. Adjusted EBITDA increased 19.3% to $121.0 million for 2023 from $101.5 million for 2022. Adjusted net income was $74.8 million for 2023 compared with $60.3 million for 2022, while adjusted net income per diluted share was $4.58 compared with $3.73 for the prior-year period.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Our fourth quarter financial and operating performance marked a strong finish to another record year for Addus. Revenue was up 11.9% and adjusted EBITDA was 21.3% higher for the fourth quarter of 2023 compared with the same period last year. Propelled by the strong momentum in our business throughout 2023, we surpassed $1.0 billion in annual revenues for the first time.

“We continued to benefit from robust demand for home-based care, especially for our personal care services, which accounted for 74.0% of our revenues. We were pleased with our 11.2% organic revenue growth on a same store basis for the quarter, and our annual growth rate of 12.1% was a record for our personal care services. This impressive revenue growth reflects higher volumes, as well as continued rate support for our services.

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ADUS Announces Fourth Quarter and Year End 2023 Financial Results

February 26, 2024

“Our fourth quarter results included a full three months of operations from Tennessee Quality Care, a provider of home health, hospice, and private duty nursing services, which we acquired August 1, 2023. These acquired operations allowed us to expand our coverage capabilities to all three levels of home-based care in Tennessee, and we are excited about the opportunities to serve more patients in this strategically important market. We will continue to identify additional markets where we can enhance our personal care presence and add clinical care operations, especially where we see potential for growth in value-based contracting models, as payors have expressed interest in both the cost benefits and high quality of our home-based care services.

“Hospice services accounted for 19.8% of revenue for the fourth quarter and included the benefit of a 3.1% rate increase that was effective on October 1, 2023. Hospice revenues were up 3.5% over the fourth quarter of 2022 on a same-store basis, and we were pleased to see further improvement in average daily census and length of stay compared with the same period last year,” said Allison.

Cash and Liquidity

As of December 31, 2023, the Company had cash of $64.8 million and bank debt of $126.4 million, with capacity and availability under its revolving credit facility of $470.0 million and $335.6 million, respectively. Net cash provided by operating activities was $30.0 million for the fourth quarter of 2023, and $112.2 million for the full year 2023, inclusive of a net $7.6 million in ARPA funds utilization.

Allison added, “In 2023 we generated strong cash flow from operations, bolstered by higher revenues and consistent payments from our various payors. Combined with our disciplined balance sheet management, we were able to fully fund our acquisitions during 2023 and still lower our revolver balance by $8.5 million from the end of the prior year. Importantly, we have the financial flexibility to continue to invest in our business and pursue our strategic growth initiatives, including acquisitions and other potential development opportunities. We are optimistic that we will see attractive acquisition opportunities in 2024 as market conditions continue to improve.

“As we look to 2024, we will continue to build on our momentum and capitalize on the growing demand for our home-based care. Addus offers a strong value proposition with high-quality and cost-effective care for patients in the preferred home setting. We are fortunate to have a dedicated team of caregivers across our markets who advance our mission to provide outstanding care and support for increasing numbers of patients and families. We continue to look for ways to improve the way we deliver care with enhanced training and investments in applications that support our caregivers with more efficient scheduling and overall service. With this capable team representing Addus, we are confident in our ability to extend our market reach in 2024 and deliver greater value to our shareholders.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, adjusted net income per diluted share and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expenses, stock-based compensation expenses, restructure and other non-recurring costs, gain or loss on the sale of assets, retroactive rate increases from New York, and the retroactive impact from collective bargaining negotiations. The Company defines adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, retroactive rate increases from New York, and the retroactive impact from collective bargaining negotiations. The Company defines adjusted net income per diluted share as net income per share, adjusted for acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, retroactive rate increases from New York, and the retroactive impact from collective bargaining negotiations. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Announces Fourth Quarter and Year End 2023 Financial Results

February 26, 2024

Conference Call

Addus will host a conference call on Tuesday, February 27, 2024, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on March 5, 2024, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 1856114.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2023, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to over 49,000 consumers through 217 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Fourth Quarter and Year End 2023 Financial Results

February 26, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Net service revenues	$276,351	$247,050	$1,058,651	$951,120
Cost of service revenues	183,938	168,281	718,775	651,381

Gross profit	92,413	78,769	339,876	299,739
	33.4%	31.9%	32.1%	31.5%
General and administrative expenses	60,766	54,466	234,794	216,942
Depreciation and amortization	3,677	3,489	14,126	14,060

Total operating expenses	64,443	57,955	248,920	231,002

Operating income	27,970	20,814	90,956	68,737

Total interest expense, net	2,616	2,537	9,630	8,566

Income before income taxes	25,354	18,277	81,326	60,171
Income tax expense	5,776	3,515	18,810	14,146

Net income	$19,578	$14,762	$62,516	$46,025

Net income per diluted share:	$1.20	$0.91	$3.83	$2.84

Weighted average number of common shares outstanding:
Diluted	16,307	16,258	16,311	16,181

Cash Flow Information:	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$30,049	$24,292	$112,247	$105,110
Net cash (used in) investing activities	(5,302)	(19,236)	(119,236)	(106,590)
Net cash (used in) financing activities	(39,706)	(30,739)	(8,181)	(87,454)

Net change in cash	(14,959)	(25,683)	(15,170)	(88,934)
Cash at the beginning of the period	79,750	105,644	79,961	168,895

Cash at the end of the period	$64,791	$79,961	$64,791	$79,961

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ADUS Announces Fourth Quarter and Year End 2023 Financial Results

February 26, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,
	2023	2022
Assets

Current assets
Cash	$64,791	$79,961
Accounts receivable, net	115,499	125,501
Prepaid expenses and other current assets	19,714	17,345

Total current assets	200,004	222,807

Property and equipment, net	24,011	21,182

Other assets
Goodwill	662,995	582,837
Intangible assets, net	91,983	72,188
Operating lease assets	45,433	38,980

Total other assets	800,411	694,005

Total assets	$1,024,426	$937,994

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$26,183	$22,092
Accrued payroll	56,551	44,937
Accrued expenses	33,236	27,507
Operating lease liabilities - current portion	11,339	10,801
Government stimulus advance	5,765	12,912
Accrued workers compensation	12,043	12,897

Total current liabilities	145,117	131,146

Long-term debt, less current portion, net of debt issuance costs	124,132	131,772
Long-term lease liability, less current portion	39,711	35,479
Other long-term liabilities	8,772	6,057

Total long-term liabilities	172,615	173,308

Total liabilities	317,732	304,454

Total stockholders’ equity	706,694	633,540

Total liabilities and stockholders’ equity	$1,024,426	$937,994

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ADUS Announces Fourth Quarter and Year End 2023 Financial Results

February 26, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Service Revenues by Segment

Personal Care	$204,491	$183,365	$794,718	$706,507
Hospice	54,741	50,612	207,155	201,772
Home Health	17,119	13,073	56,778	42,841

Total Revenue	$276,351	$247,050	$1,058,651	$951,120

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ADUS Announces Fourth Quarter and Year End 2023 Financial Results

February 26, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Personal Care

States served at period end	—	—	21	21
Locations at period end	—	—	156	156
Average billable census - same store (1)	37,993	38,169	38,430	37,482
Average billable census - acquisitions	85	—	91	—
Average billable census total	38,078	38,169	38,521	37,482
Billable hours (in thousands)	7,694	7,465	30,658	29,412
Average billable hours per census per month	67.2	65.0	66.2	65.1
Billable hours per business day	118,366	114,849	117,915	113,122
Revenues per billable hour	$26.53	$24.48	$25.86	$23.91
Organic growth
- Revenue	11.2%	7.9%	12.1%	4.6%

Hospice

Locations served at period end	—	—	39	33
Admissions	3,326	3,393	12,902	13,171
Average daily census (2)	3,381	3,213	3,415	3,279
Average discharge length of stay	97.8	90.2	94.4	87.7
Patient days	311,015	295,619	1,203,522	1,176,193
Revenue per patient day	$176.01	$171.21	$175.43	$171.55
Organic growth
- Revenue	3.5%	(4.9)%	2.0%	0.4%
- Average daily census	(1.1)%	(0.9)%	0.3%	1.9%

Home Health

Locations served at period end	—	—	24	13
New Admissions	4,654	4,081	16,251	14,452
Recertifications	3,214	1,631	9,030	5,838
Total Volume	7,868	5,712	25,281	20,290
Visits	104,161	88,046	344,919	293,381
Organic growth
- Revenue	(17.8)%	8.3%	(7.1)%	8.2%
- New admissions	(10.3)%	(12.8)%	(9.8)%	16.4%
- Volume	(9.2)%	(1.8)%	(7.2)%	18.7%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	50.5%	49.3%	50.4%	49.3%
Managed care organizations	46.4	46.7	46.2	46.3
Private duty	1.9	2.5	2.0	2.6
Commercial	0.8	0.9	0.8	1.1
Other	0.4%	0.6%	0.6%	0.7%

Hospice

Medicare	89.3%	91.3%	89.9%	90.9%
Commercial	6.3	4.5	6.0	5.0
Managed care organizations	3.7	3.7	3.4	3.6
Other	0.7%	0.5%	0.7%	0.5%

Home Health

Medicare	68.8%	74.9%	72.3%	73.5%
Managed care organizations	25.5	18.9	22.2	20.3
Commercial	4.4	6.0	4.4	6.0
Other	1.3%	0.2%	1.1%	0.2%

(1)	Exited sites would have reduced same store census for the three and twelve months ended December 31, 2022 by 3 and 24, respectively.
(2)	Exited sites would have reduced average daily census for the three and twelve months ended December 31, 2022 by 6 and 27, respectively.

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ADUS Announces Fourth Quarter and Year End 2023 Financial Results

February 26, 2024

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$19,578	$14,762	$62,516	$46,025

Interest expense, net	2,616	2,537	9,630	8,566
(Gain) Loss on sale of assets	3	(33)	(2)	(60)
Income tax expense	5,776	3,515	18,810	14,146
Depreciation and amortization	3,677	3,489	14,126	14,060
Impact of retroactive New York rate increase	—	—	(868)	—
Impact of retroactive collective bargaining negotiations	(1,338)	—	—	—
Acquisition expenses	1,428	1,155	6,220	7,657
Stock-based compensation expense	2,488	2,680	10,319	10,625
Restructure and other non-recurring costs	27	143	269	461

Adjusted EBITDA	$34,255	$28,248	$121,020	$101,480

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$19,578	$14,762	$62,516	$46,025

(Gain) Loss on sale of assets	3	(33)	(2)	(60)
Impact of retroactive New York rate increase	—	—	(868)	—
Impact of retroactive collective bargaining negotiations	(1,338)	—	—	—
Acquisition expenses	1,428	1,155	6,220	7,657
Stock-based compensation expense	2,488	2,680	10,319	10,625
Restructure and other non-recurring costs	27	143	269	461
Tax effect	(594)	(652)	(3,694)	(4,393)

Adjusted Net Income	$21,592	$18,055	$74,760	$60,315

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)

Net income per diluted share	$1.20	$0.91	$3.83	$2.84

Impact of retroactive New York rate increase per diluted share	—	—	(0.04)	—
Impact of retroactive collective bargaining negotiations per diluted share	(0.07)	—	—	—
Acquisition expenses per diluted share	0.07	0.06	0.29	0.36
Restructure and other non-recurring costs per diluted share	—	0.01	0.01	0.02
Stock-based compensation expense per diluted share	0.12	0.13	0.49	0.51

Adjusted net income per diluted share	$1.32	$1.11	$4.58	$3.73

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$276,351	$247,050	$1,058,651	$951,120
Revenues associated with the closure of certain sites	(0)	(722)	(1,325)	(4,339)

Adjusted net service revenues	$276,351	$246,328	$1,057,326	$946,781

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ADUS Announces Fourth Quarter and Year End 2023 Financial Results

February 26, 2024

Footnotes:

(1)

We define Adjusted EBITDA as earnings before net interest expense, income tax expense, depreciation and amortization, acquisition expenses, stock-based compensation expense, restructure expenses and other non-recurring costs, gain or loss on the sale of assets, retroactive rate increases from New York and the retroactive impact of collective bargaining negotiations. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, retroactive rate increases from New York and the retroactive impact of collective bargaining negotiations. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and restructure and other non-recurring costs, gain or loss on the sale of asset, retroactive rate increases from New York and the retroactive impact of collective bargaining negotiations. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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